EXHIBIT 99.1

Quanex Building Products Announces Third Quarter 2021 Results and Reaffirms Full Year 2021 Guidance

Solid Net Sales Growth Realized Across All Operating Segments
Strong Balance Sheet
Liquidity Continues to Increase
Repaid $15 Million of Bank Debt

HOUSTON, Sept. 02, 2021 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX) (“Quanex” or the “Company”) today announced its results for the three months ended July 31, 2021.

The Company reported the following selected financial results:

QUANEX BUILDING PRODUCTS CORPORATION
Q3 2021 Earnings Release
	Three Months Ended July 31,		Nine Months Ended July 31,
($ in millions, except per share data)	2021	2020	2021	2020
Net Sales	$279.9	$212.1	$780.4	$596.2
Gross Margin	$60.0	$49.7	$175.7	$126.6
Gross Margin %	21.4%	23.4%	22.5%	21.2%
Net Income	$13.6	$10.8	$36.0	$16.3
Diluted EPS	$0.41	$0.33	$1.08	$0.50

Adjusted Net Income	$14.2	$11.1	$37.8	$18.7
Adjusted Diluted EPS	$0.42	$0.34	$1.13	$0.57
Adjusted EBITDA	$32.9	$27.7	$89.5	$65.2
Adjusted EBITDA Margin %	11.8%	13.1%	11.5%	10.9%

Cash Provided by Operating Activities	$18.5	$45.1	$47.4	$47.6
Free Cash Flow	$12.3	$40.7	$31.4	$26.9

(See Non-GAAP Terminology Definitions and Disclaimers section, Non-GAAP Financial Measure Disclosure table, Selected Segment Data table and Free Cash Flow Reconciliation table for additional information)

George Wilson, President and Chief Executive Officer, stated, “Demand for our products remained robust across all of our product lines throughout the third quarter of 2021.   On a consolidated basis, net sales increased by approximately 32% year-over-year as compared to the third quarter of 2020. General inflation, time lag for index pricing, supply chain challenges and labor constraints all continue to have a negative impact on margins.   In addition, our plant in Germany was down for approximately 14 days during the quarter due to flooding in Europe, but the plant was back up and running at full capacity by the end of July. Our balance sheet continues to strengthen, and we were able to repay $15.0 million in bank debt during the quarter while also repurchasing approximately $1.8 million of our common stock. We will remain focused on generating cash and paying down debt in the near-term.”   (See Non-GAAP Terminology Definitions and Disclaimers section for additional information)

Third Quarter 2021 Results Summary

The Company reported net sales of $279.9 million during the three months ended July 31, 2021, which represents growth of 32.0% compared to $212.1 million for the same period of 2020. The increase was largely due to increased demand across all product lines and operating segments combined with increased pricing mostly related to the pass through of raw material cost inflation. In detail, Quanex posted net sales growth of 20.8% in its North American Fenestration segment, 19.3% in its North American Cabinet Components segment and 85.8% in its European Fenestration segment, excluding the foreign exchange impact and despite the challenges presented by flooding in Germany as previously noted. As a reminder, both of Quanex’s manufacturing facilities in the U.K. were shut down in late March of 2020 and did not resume operations until mid-to-late May 2020. (See Sales Analysis table for additional information)

The increase in earnings for the third quarter of 2021 was mainly due to higher volumes and improved operating leverage. This increase was somewhat offset by inflationary pressures and an increase in selling, general and administrative expenses, which was mostly attributable to more normalized medical costs combined with an increase in stock-based compensation expense.

Balance Sheet & Liquidity Update

As of July 31, 2021, Quanex had total debt of $74.0 million and its leverage ratio of Net Debt to LTM Adjusted EBITDA improved to 0.2x.   (See Non-GAAP Terminology Definitions and Disclaimers section and Net Debt and LTM Adjusted EBITDA reconciliation tables for additional information)

The Company’s liquidity increased to $306.2 million as of July 31, 2021, consisting of $43.7 million in cash on hand plus availability under its Senior Secured Revolving Credit Facility due 2023, less letters of credit outstanding.

Share Repurchases

Quanex’s Board of Directors authorized a $60 million share repurchase program in September of 2018. Repurchases under this program will be made in open market transactions or privately negotiated transactions, subject to market conditions, applicable legal requirements, and other relevant factors. The program does not have an expiration date or a limit on the number of shares that may be repurchased.   The Company repurchased 74,257 shares of common stock for approximately $1.8 million at an average price of $23.88 per share during the three months ended July 31, 2021. As of July 31, 2021, approximately $5.4 million remained under the existing share repurchase authorization.

Outlook

George Wilson, President and Chief Executive Officer, commented, “While we remain optimistic on the demand outlook for our products, we do expect inflation, labor costs, and supply chain challenges to continue pressuring margins throughout the fourth quarter of this year. We continue to pass these incremental costs along to our customers through indexes, surcharges, and price increases; however, there are time lags in each case.   With this backdrop, on a consolidated basis, we are reaffirming net sales guidance of approximately $1.04 billion to $1.06 billion and Adjusted EBITDA* of $125 million to $130 million in fiscal 2021.”

*When Quanex provides expectations for Adjusted EBITDA on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measures is generally not available without unreasonable effort. Certain items required for such a reconciliation are outside of the Company’s control and/or cannot be reasonably predicted or estimated, such as the provision for income taxes.

Conference Call and Webcast Information

The Company has scheduled a conference call for Friday, September 3, 2021, at 11:00 a.m. ET (10:00 a.m. CT). To participate in the conference call dial (877) 388-2139 for domestic callers and (541) 797-2983 for international callers, in both cases using the conference passcode 6642169, and ask for the Quanex call a few minutes prior to the start time. A link to the live audio webcast will also be available on the Company’s website at http://www.quanex.com in the Investors section under Presentations & Events. A telephonic replay of the call will be available approximately two hours after the live broadcast ends and will be accessible through September 10, 2021. To access the replay dial (855) 859-2056 for domestic callers and (404) 537-3406 for international callers, in both cases referencing conference passcode 6642169.

About Quanex

Quanex Building Products Corporation is an industry-leading manufacturer of components sold to Original Equipment Manufacturers (OEMs) in the building products industry.  Quanex designs and produces energy-efficient fenestration products in addition to kitchen and bath cabinet components.   For more information contact Scott Zuehlke, Senior Vice President, Chief Financial Officer & Treasurer, at 713-877-5327 or scott.zuehlke@quanex.com.

Non-GAAP Terminology Definitions and Disclaimers

Adjusted Net Income (defined as net income further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges, asset impairment charges, other net adjustments related to foreign currency transaction gain/loss and effective tax rates reflecting impacts of adjustments on a with and without basis) and Adjusted EPS are non-GAAP financial measures that Quanex believes provide a consistent basis for comparison between periods and more accurately reflects operational performance, as they are not influenced by certain income or expense items not affecting ongoing operations. EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net) and Adjusted EBITDA (defined as EBITDA further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges and asset impairment charges) are non-GAAP financial measures that the Company uses to measure operational performance and assist with financial decision-making.  Net Debt is defined as total debt (outstanding balance on the revolving credit facility plus financial lease obligations) less cash and cash equivalents. The leverage ratio of Net Debt to LTM Adjusted EBITDA is a financial measure that the Company believes is useful to investors and financial analysts in evaluating Quanex’s leverage.   In addition, with certain limited adjustments, this leverage ratio is the basis for a key covenant in the Company’s credit agreement. Free Cash Flow is a non-GAAP measure calculated using cash provided by operating activities less capital expenditures.   Free Cash Flow is measured before application of certain contractual commitments (including capital lease obligations), and accordingly is not a true measure of Quanex’s residual cash flow available for discretionary expenditures. The Company believes that the presented non-GAAP measures provide a consistent basis for comparison between periods and will assist investors in understanding Quanex’s financial performance when comparing results to other investment opportunities.  The presented non-GAAP measures may not be the same as those used by other companies. The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with U.S. GAAP.

Forward Looking Statements

Statements that use the words “estimated,” “expect,” “could,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, the following: impacts from public health issues (including pandemics, such as the recent COVID-19 pandemic) on the economy and the demand for Quanex’s products, the Company’s future operating results, future financial condition, future uses of cash and other expenditures, expenses and tax rates, expectations relating to Quanex’s industry, and the Company’s future growth, including any guidance discussed in this press release. The statements and guidance set forth in this release are based on current expectations.   Actual results or events may differ materially from this release.   For a complete discussion of factors that may affect Quanex’s future performance, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2020, and the Company’s Quarterly Reports on Form 10-Q under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”. Any forward-looking statements in this press release are made as of the date hereof, and Quanex undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2021	2020	2021	2020

Net sales	$279,877	$212,096	$780,381	$596,168
Cost of sales	219,866	162,427	604,723	469,586
Selling, general and administrative	27,766	21,973	88,299	62,818
Restructuring charges	-	73	39	477
Depreciation and amortization	10,683	11,060	32,543	35,851
Operating income	21,562	16,563	54,777	27,436
Interest expense	(597)	(1,165)	(1,988)	(4,310)
Other, net	188	(220)	645	116
Income before income taxes	21,153	15,178	53,434	23,242
Income tax expense	(7,474)	(4,345)	(17,352)	(6,898)
Net income	$13,679	$10,833	$36,082	$16,344

Earnings per common share, basic	$0.41	$0.33	$1.09	$0.50
Earnings per common share, diluted	$0.41	$0.33	$1.08	$0.50

Weighted average common shares outstanding:
Basic	33,359	32,610	33,194	32,716
Diluted	33,650	32,739	33,518	32,845

Cash dividends per share	$0.08	$0.08	$0.24	$0.24

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 31, 2021	October 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$43,663	$51,621
Accounts receivable, net	98,286	88,287
Inventories, net	93,493	61,181
Prepaid and other current assets	9,133	6,217
Total current assets	244,575	207,306
Property, plant and equipment, net	176,032	184,104
Operating lease right-of-use assets	54,811	51,824
Goodwill	150,487	146,154
Intangible assets, net	86,026	93,068
Other assets	7,261	9,129
Total assets	$719,192	$691,585

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$79,167	$77,335
Accrued liabilities	52,751	38,289
Income taxes payable	1,327	6,465
Current maturities of long-term debt	839	692
Current operating lease liabilities	8,270	7,459
Total current liabilities	142,354	130,240
Long-term debt	72,439	116,728
Noncurrent operating lease liabilities	47,371	44,873
Deferred pension and postretirement benefits	10,765	10,923
Deferred income taxes	25,252	19,116
Other liabilities	15,622	13,946
Total liabilities	313,803	335,826
Stockholders’ equity:
Common stock	373	373
Additional paid-in-capital	253,662	253,458
Retained earnings	241,582	213,517
Accumulated other comprehensive loss	(22,968)	(33,024)
Treasury stock at cost	(67,260)	(78,565)
Total stockholders’ equity	405,389	355,759
Total liabilities and stockholders' equity	$719,192	$691,585

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)
(Unaudited)

	Nine Months Ended July 31,
	2021	2020
Operating activities:
Net income	$36,082	$16,344
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	32,543	35,851
Stock-based compensation	1,470	513
Deferred income tax	5,429	438
Other, net	5,485	762
Changes in assets and liabilities:
Increase in accounts receivable	(8,277)	(1,852)
(Increase) decrease in inventory	(32,113)	3,553
(Increase) decrease in other current assets	(2,768)	1,218
Increase (decrease) in accounts payable	1,600	(1,878)
Increase (decrease) in accrued liabilities	12,521	(7,611)
(Decrease) increase in income taxes payable	(5,158)	107
(Decrease) increase in deferred pension and postretirement benefits	(158)	573
Increase (decrease) in other long-term liabilities	962	(181)
Other, net	(183)	(276)
Cash provided by operating activities	47,435	47,561
Investing activities:
Capital expenditures	(16,006)	(20,673)
Proceeds from disposition of capital assets	3,138	131
Cash used for investing activities	(12,868)	(20,542)
Financing activities:
Borrowings under credit facilities	-	114,500
Repayments of credit facility borrowings	(45,000)	(119,000)
Repayments of other long-term debt	(502)	(791)
Common stock dividends paid	(8,017)	(7,910)
Issuance of common stock	16,272	2,954
Payroll tax paid to settle shares forfeited upon vesting of stock	(492)	(454)
Purchase of treasury stock	(5,741)	(6,693)
Cash used for financing activities	(43,480)	(17,394)
Effect of exchange rate changes on cash and cash equivalents	955	580
(Decrease) increase in cash and cash equivalents	(7,958)	10,205
Cash and cash equivalents at beginning of period	51,621	30,868
Cash and cash equivalents at end of period	$43,663	$41,073

QUANEX BUILDING PRODUCTS CORPORATION
FREE CASH FLOW AND NET DEBT RECONCILIATIONS
(In thousands)
(Unaudited)

The following table reconciles the Company's calculation of Free Cash Flow, a non-GAAP measure, to its most directly comparable GAAP measure. The Company defines Free Cash Flow as cash provided by operating activities less capital expenditures.

	Three Months Ended July 31,		Nine Months Ended July 31,
	2021	2020	2021	2020
Cash provided by operating activities	18,475	$45,089	$47,435	$47,561
Capital expenditures	(6,207)	(4,360)	(16,006)	(20,673)
Free Cash Flow	$12,268	$40,729	$31,429	$26,888

The following table reconciles the Company's Net Debt which is defined as total debt principal of the Company plus finance lease obligations minus cash.

	As of July 31,
	2021	2020
Revolving Credit Facility	$58,000	$138,000
Finance Lease Obligations	15,951	15,729
Total Debt (1)	73,951	153,729
Less: Cash and cash equivalents	43,663	41,073
Net Debt	$30,288	$112,656

(1) Excludes outstanding letters of credit.

QUANEX BUILDING PRODUCTS CORPORATION
NON-GAAP FINANCIAL MEASURE DISCLOSURE
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended			Nine Months Ended			Nine Months Ended
Reconciliation of Adjusted Net Income and Adjusted EPS	July 31, 2021			July 31, 2020			July 31, 2021			July 31, 2020
	Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS		Net Loss	Diluted EPS
Net income as reported	$13,679	$0.41		$10,833	$0.33		$36,082	$1.08		$16,344	$0.50
Net Income reconciling items from below	512	0.01		280	0.01		1,686	0.05		2,387	0.07
Adjusted net income and adjusted EPS	$14,191	$0.42		$11,113	$0.34		$37,768	$1.13		$18,731	$0.57

Reconciliation of Adjusted EBITDA	Three Months Ended July 31, 2021			Three Months Ended July 31, 2020			Nine Months Ended July 31, 2021			Nine Months Ended July 31, 2020
	Reconciliation			Reconciliation			Reconciliation			Reconciliation
Net income as reported	$13,679			$10,833			$36,082			$16,344
Income tax expense	7,474			4,345			17,352			6,898
Other, net	(188)			220			(645)			(116)
Interest expense	597			1,165			1,988			4,310
Depreciation and amortization	10,683			11,060			32,543			35,851
EBITDA	32,245			27,623			87,320			63,287
EBITDA reconciling items from below	682			73			2,160			1,875
Adjusted EBITDA	$32,927			$27,696			$89,480			$65,162

Reconciling Items	Three Months Ended July 31, 2021			Three Months Ended July 31, 2020			Nine Months Ended July 31, 2021			Nine Months Ended July 31, 2020
	Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items
Net sales	$279,877	$-		$212,096	$-		$780,381	$-		$596,168	$-
Cost of sales	219,866	(307)	(1)	162,427	-		604,723	(307)	(1)	469,586	-
Selling, general and administrative	27,766	(375)	(2)	21,973	-		88,299	(1,814)	(2)	62,818	(1,398)	(2)
Restructuring charges	-	-		73	(73)	(3)	39	(39)	(3)	477	(477)	(3)
EBITDA	32,245	682		27,623	73		87,320	2,160		63,287	1,875
Depreciation and amortization	10,683	-		11,060	-		32,543	-		35,851	(968)	(4)
Operating income	21,562	682		16,563	73		54,777	2,160		27,436	2,843
Interest expense	(597)	-		(1,165)	-		(1,988)	-		(4,310)	-
Other, net	188	79	(5)	(220)	458	(5)	645	161	(5)	116	390	(5)
Income before income taxes	21,153	761		15,178	531		53,434	2,321		23,242	3,233
Income tax expense	(7,474)	(249)	(6)	(4,345)	(251)	(6)	(17,352)	(635)	(6)	(6,898)	(846)	(6)
Net income	$13,679	$512		$10,833	$280		$36,082	$1,686		$16,344	$2,387

Diluted earnings per share	$0.41			$0.33			$1.08			$0.50

(1) Loss on damage to a plant caused by flooding of $0.3 million for the three and nine months ended July 31, 2021.
(2) Transaction and advisory fees, $0.4 million related to the loss on a sale of a plant in the three months ended July 31, 2021, $1.8 million related to the loss on a sale of a plant in the nine months ended July 31, 2021, $1.3 million related to executive severance charges in the nine months ended July 31, 2020, respectively.
(3) Restructuring charges related to the closure of manufacturing plant facilities.
(4) Accelerated depreciation related to the closure of a North American Cabinet Components plant.
(5) Foreign currency transaction losses.
(6) Impact on a with and without basis.

QUANEX BUILDING PRODUCTS CORPORATION
NON-GAAP FINANCIAL MEASURE DISCLOSURE
(In thousands)
(Unaudited)

Reconciliation of Last Twelve Months Adjusted EBITDA	Three Months Ended July 31, 2021	Three Months Ended April 30, 2021	Three Months Ended January 31, 2021	Three Months Ended October 31, 2020	Total
	Reconciliation	Reconciliation	Reconciliation	Reconciliation	Reconciliation
Net income as reported	$13,679	$14,551	$7,852	$22,152	$58,234
Income tax expense	7,474	6,454	3,424	4,906	22,258
Other, net	(188)	(265)	(192)	(164)	(809)
Interest expense	597	640	751	935	2,923
Depreciation and amortization	10,683	10,845	11,015	11,378	43,921
EBITDA	32,245	32,225	22,850	39,207	126,527
Cost of sales (1)	307	-	-	-	307
Selling, general and administrative (2)	375	-	1,439	-	1,814
Restructuring charges (3)	-	-	39	145	184
Adjusted EBITDA	$32,927	$32,225	$24,328	$39,352	$128,832

(1) Loss on the damage of a plant caused by flooding.
(2) Transaction and advisory fees, loss on the sale of a plant, and executive severance charges.
(3) Restructuring charges relate to the closure of manufacturing plant facilities.

QUANEX BUILDING PRODUCTS CORPORATION
SELECTED SEGMENT DATA
(In thousands)
(Unaudited)

This table provides gross margin, operating (loss) income, EBITDA, and Adjusted EBITDA by reportable segment. Non-operating expense and income tax expense are not allocated to the reportable segments.
	NA Fenestration	EU Fenestration	NA Cabinet Components	Unallocated Corp & Other	Total
Three months ended July 31, 2021
Net sales	$147,818	$71,114	$61,936	$(991)	$279,877
Cost of sales	116,517	49,479	54,334	(464)	219,866
Gross Margin	31,301	21,635	7,602	(527)	60,011
Gross Margin %	21.2%	30.4%	12.3%		21.4%
Selling, general and administrative	13,428	7,525	5,130	1,683	27,766
Depreciation and amortization	4,571	2,646	3,390	76	10,683
Operating income (loss)	13,302	11,464	(918)	(2,286)	21,562
Depreciation and amortization	4,571	2,646	3,390	76	10,683
EBITDA	17,873	14,110	2,472	(2,210)	32,245
Loss on the damage of a plant	-	307	-	-	307
Loss on sale of plant	375	-	-	-	375
Adjusted EBITDA	$18,248	$14,417	$2,472	$(2,210)	$32,927
Adjusted EBITDA Margin %	12.3%	20.3%	4.0%		11.8%

Three months ended July 31, 2020
Net sales	$122,386	$38,265	$51,925	$(480)	$212,096
Cost of sales	92,639	25,845	44,218	(275)	162,427
Gross Margin	29,747	12,420	7,707	(205)	49,669
Gross Margin %	24.3%	32.5%	14.8%		23.4%
Selling, general and administrative	11,922	4,748	4,634	669	21,973
Restructuring charges	71	-	2	-	73
Depreciation and amortization	5,371	2,307	3,264	118	11,060
Operating income (loss)	12,383	5,365	(193)	(992)	16,563
Depreciation and amortization	5,371	2,307	3,264	118	11,060
EBITDA	17,754	7,672	3,071	(874)	27,623
Restructuring charges	71	-	2	-	73
Adjusted EBITDA	$17,825	$7,672	$3,073	$(874)	$27,696
Adjusted EBITDA Margin %	14.6%	20.0%	5.9%		13.1%

Nine months ended July 31, 2021
Net sales	$422,077	$181,862	$179,492	$(3,050)	$780,381
Cost of sales	328,278	122,631	155,370	(1,556)	604,723
Gross Margin	93,799	59,231	24,122	(1,494)	175,658
Gross Margin %	22.2%	32.6%	13.4%		22.5%
Selling, general and administrative	38,944	21,559	15,372	12,424	88,299
Restructuring charges	39	-	-	-	39
Depreciation and amortization	14,528	7,771	9,965	279	32,543
Operating income (loss)	40,288	29,901	(1,215)	(14,197)	54,777
Depreciation and amortization	14,528	7,771	9,965	279	32,543
EBITDA	54,816	37,672	8,750	(13,918)	87,320
Loss on the damage of a plant	-	307	-	-	307
Loss on sale of plant	375	-	-	1,439	1,814
Restructuring charges	39	-	-	-	39
Adjusted EBITDA	$55,230	$37,979	$8,750	$(12,479)	$89,480
Adjusted EBITDA Margin %	13.1%	20.9%	4.9%		11.5%

Nine months ended July 31, 2020
Net sales	$341,432	$104,230	$152,634	$(2,128)	$596,168
Cost of sales	266,489	72,055	132,259	(1,217)	469,586
Gross Margin	74,943	32,175	20,375	(911)	126,582
Gross Margin %	21.9%	30.9%	13.3%		21.2%
Selling, general and administrative	34,962	15,990	13,468	(1,602)	62,818
Restructuring charges	228	-	249	-	477
Depreciation and amortization	18,311	7,045	10,139	356	35,851
Operating income (loss)	21,442	9,140	(3,481)	335	27,436
Depreciation and amortization	18,311	7,045	10,139	356	35,851
EBITDA	39,753	16,185	6,658	691	63,287
Transaction and advisory fees	-	-	-	55	55
Executive severance charges	-	-	-	1,343	1,343
Restructuring charges	228	-	249	-	477
Adjusted EBITDA	$39,981	$16,185	$6,907	$2,089	$65,162
Adjusted EBITDA Margin %	11.7%	15.5%	4.5%		10.9%

QUANEX BUILDING PRODUCTS CORPORATION
SALES ANALYSIS
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	July 31, 2021	July 31, 2020	July 31, 2021	July 31, 2020

NA Fenestration:
United States - fenestration	$129,291	$109,455	$369,809	$302,094
International - fenestration	9,581	6,696	25,756	19,284
United States - non-fenestration	5,853	4,845	17,543	13,779
International - non-fenestration	3,093	1,390	8,969	6,275
	$147,818	$122,386	$422,077	$341,432
EU Fenestration (1):
International - fenestration	$54,883	$31,904	$147,072	$87,732
International - non-fenestration	16,231	6,361	34,790	16,498
	$71,114	$38,265	$181,862	$104,230
NA Cabinet Components:
United States - fenestration	$3,240	$2,666	$9,711	$8,461
United States - non-fenestration	57,418	48,849	168,308	142,838
International - non-fenestration	1,278	410	1,473	1,335
	$61,936	$51,925	$179,492	$152,634
Unallocated Corporate & Other:
Eliminations	$(991)	$(480)	$(3,050)	$(2,128)
	$(991)	$(480)	$(3,050)	$(2,128)

Net Sales	$279,877	$212,096	$780,381	$596,168

(1) Reflects increase of $4.1 million and $8.6 million in revenue associated with foreign currency exchange rate impacts for the three and nine months ended July 31, 2021, respectively.